EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 15, 2012, with respect to the financial statements of Advisors Disciplined Trust 496, comprising Navellier/Tradewinds International Bond Portfolio, Series 1 contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6
(File No. 333-164609) and related Prospectus. We consent to the use of the aforementione report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP
Chicago, Illinois
October 15, 2012